UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.

On October 6, 2014, Vitamin Shoppe Industries, Inc., a wholly-owned subsidiary of Vitamin Shoppe, Inc. (the “Company”), entered into a Second Amended and Restated Intellectual Property Security Agreement (the “IP Security Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”). Pursuant to the IP Security Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, Vitamin Shoppe Industries, Inc. granted a security interest to JPMorgan Chase in certain trademarks and patents.

The IP Security Agreement was entered into in connection with those certain joinder agreements, stock pledge agreements and guarantee entered into by the Company, certain of its subsidiaries and JPMorgan Chase and previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on August 27, 2014.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Second Amended and Restated Intellectual Property Security Agreement, dated as of October 6, 2014, by and between Vitamin Shoppe Industries Inc., as Grantor and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: October 10, 2014	By	/s/ Jean Frydman
	Name:	Jean Frydman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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